UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 10, 2012
TEXAS INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-4887	75-0832210
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1341 West Mockingbird Lane Dallas, Texas		75247
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (972) 647 6700

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                      Submission of Matters to a Vote of Security Holders

At the annual meeting of shareholders of Texas Industries, Inc. (the “Company”) held on October 10, 2012, the directors named below were elected to a term of office that expires at the annual meeting of shareholders in 2013, and the other proposals listed below were approved.  The final vote report is as follows:

	Proposal	For	Against	Abstain	Broker Non- Votes

1.	Election of Directors

	John D. Baker II	23,372,123	27,248	12,249	2,373,440
	Mel G. Brekhus	23,280,549	82,268	37,083	2,385,160
	Eugenio Clariond	23,277,368	109,354	13,178	2,385,160
	Sam Coats	23,327,000	60,848	12,052	2,385,160
	Sean P. Foley	23,346,182	25,590	28,128	2,385,160
	Bernard Lanigan, Jr.	23,339,899	31,973	28,028	2,385,160
	Thomas R. Ransdell	23,306,344	82,052	11,504	2,385,160
	Robert D. Rogers	23,345,420	27,404	27,076	2,385,160
	Thomas L. Ryan	23,286,346	75,971	37,583	2,385,160
	Ronald G. Steinhart	23,317,846	68,992	13,062	2,385,160
	Dorothy C. Weaver	23,288,392	84,132	27,376	2,385,160

2.	Selection of independent auditors	25,698,501	74,412	12,147	-0-

3.	Approval of Executive Compensation	22,265,972	383,343	750,585	2,385,160

4.	Approval of 2004 Omnibus Equity Compensation Plan, as amended and restated	20,528,548	2,673,413	197,939	2,385,160

5.	Approval of Management Deferred Compensation Plan	20,568,244	2,637,006	194,650	2,385,160

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Texas Industries, Inc.

	By:	/s/ Frederick G. Anderson
Frederick G. Anderson Vice President-General Counsel and Secretary
Date: October 12, 2012